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                                                                   EXHIBIT 23(f)


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
A & A Tool Rentals & Sales, Inc.:

We consent to the incorporation by reference in this registration statement filed on March 6, 1998, pursuant to Rule 462(b) under the Securities Act of 1933 of our report dated November 20, 1997, with respect to the financial statements of A & A Tool Rentals & Sales, Inc. included in Amendment No. 2 to the Registration Statement (No. 333-45605) and to the reference to our firm under the heading "Experts" in the prospectus.


                                        /s/ KPMG Peat Marwick LLP

Sacramento, California
March 4, 1998